UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

Imunon, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ	08648-2311
(Address of principal executive offices)	(Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	IMNN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2026, Imunon, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Streeterville Capital, LLC (the “Investor”), providing for the issuance and sale by the Company, and the purchase by the Investor, of (i) 250 shares (the “Preferred Shares”) of the Company’s Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), at a price of $10,000 per share, for aggregate proceeds of $2,500,000; (ii) a Secured Promissory Note A-1 in an original principal amount of $2,720,000 (the “A-1 Note”); and (iii) a Secured Promissory Note B in an original principal amount of $5,000,000 (the “B Note” and together with the A-1 Note, the “Notes”). The transactions contemplated by the Securities Purchase Agreement (collectively, the “Transaction”) closed on June 3, 2026 (the “Closing Date”).

At closing, the Company received $10,000,000 from the Investor, $5,000,000 of which was deposited into a bank account owned by a wholly-owned subsidiary of the Company as cash collateral for the Notes (the “Cash Collateral Account”). The obligations under the Notes are secured by substantially all of the assets of the Company, other than its intellectual property assets, and are guaranteed by certain of the Company’s subsidiaries. The Company intends to utilize the other $5,000,000 of proceeds from the closing of the Transaction, along with any proceeds later released from the Cash Collateral Account, for general corporate purposes, including research and development activities, capital expenditures and working capital. The Company agreed to pay the placement agents for the financing a fee of 7.0% of the gross proceeds received by the Company in connection with the Transaction.

If the aggregate outstanding balance of the A-1 Note or the aggregate number of outstanding Preferred Shares is reduced by $2,000,000 (or, if less than $2,000,000, the entire remaining outstanding balance of the A-1 Note), the Company will have the right to exchange up to $1,000,000, plus interest (or, if less than $1,000,000, the entire remaining amount of the B Note, or such other amount as the parties mutually agree), of the B Note for a new secured note in the same form and having the same terms as the A-1 Note (each, a “Note Exchange”). Upon the completion of each Note Exchange, an amount of cash equal to the amount of the B Note exchanged in such Note Exchange will be released from the Cash Collateral Account to the Company.

The A-1 Note will bear interest at 8% per annum and will mature 18 months following the Closing Date. The B Note will bear interest at 5% per annum and will mature 18 months following the Closing Date. The Notes can be prepaid by the Company in whole or in part at any time, subject to a 10% prepayment premium on any principal amounts prepaid.

Beginning six months after the Closing Date, the Investor may redeem up to $250,000 of the principal amount of the A-1 Note each calendar month. In addition, on any trading day when the Company’s common stock trades at a price that is at least 15% greater than the “Minimum Price” as defined under Nasdaq Stock Market LLC Rule 5635(d), the Investor may redeem an additional principal amount of the Notes equal to 5% of the trading volume of the Company’s common stock on such trading day.

The Company will be subject to customary covenants while the Notes remain outstanding. The Notes also contain customary events of default, the occurrence of which would permit the Investor to accelerate the obligations under the Notes and exercise remedies against any collateral (including amounts on deposit in the Cash Collateral Account) or guarantees in respect of the Notes. In addition, following the occurrence of an event of default, the interest rate of each Note would increase to the lesser of 15% per year or the maximum rate permitted by applicable law.

The foregoing descriptions of the Securities Purchase Agreement, A-1 Note and B Note do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. Each of the Securities Purchase Agreement, A-1 Note and B Note contains representations, warranties and other provisions that were made only for purposes of the applicable agreement and as of specific dates, are solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by such parties.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in the first two paragraphs of Item 1.01 is incorporated into this Item 3.02 by reference.

The Preferred Shares were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 1, 2026, the Company filed a certificate of designation of preferences and rights (the “Certificate of Designation”) of the Series A Preferred Stock with the Secretary of State of the State of Delaware, designating 400 shares of Series A Preferred Stock, which became effective upon filing.

Each share of Series A Preferred Stock has a stated value of $12,000 (the “Stated Value”) and accrues from the date of issuance a return of 8% per year, payable in cash or via the issuance of additional shares of Series A Preferred Stock (the “Preferred Return”). The Series A Preferred Stock is not convertible into shares of common stock or any other class or series of stock of the Company.

Subject to the terms and conditions set forth in the Certificate of Designation, at any time the Company may elect to redeem all or any portion of the Series A Preferred Stock then issued and outstanding from all of the holders of Series A Preferred Stock (a “Corporation Optional Redemption”) by paying to such holders an amount in cash equal to the Series A Preferred Liquidation Amount (as defined in the Certificate of Designation) then applicable to the shares of Series A Preferred Stock being redeemed, multiplied by 110%.

The Company will be subject to customary covenants while any shares of Series A Preferred Stock remain outstanding. The Certificate of Designation also contains certain events of default, the occurrence of which would permit holders of Series A Preferred Stock, by action of at least a majority of such holders, to redeem all of the issued and outstanding shares of Series A Preferred Stock then held by such holders. In addition, following the occurrence of an event of default, the Preferred Return would increase by 15% per year, which may be applied in respect of up to three separate events of default.

The Series A Preferred Stock confers no voting rights on holders, except with respect to matters that materially and adversely affect the voting powers, rights or preferences of the Series A Preferred Stock or as otherwise required by applicable law.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 4, 2026, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act. Such information shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences and Rights of Series A Preferred Stock.
10.1*	Securities Purchase Agreement dated June 2, 2026, by and between the Company and Streeterville Capital, LLC.
10.2	Secured Promissory Note A-1 dated June 2, 2026, made by the Company in favor of Streeterville Capital, LLC.
10.3	Secured Promissory Note B dated June 2, 2026, made by the Company in favor of Streeterville Capital, LLC.
99.1	Press Release dated June 4, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

* Certain schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMUNON, INC.

	By:	/s/ Jeffrey Church
Jeffrey Church
Chief Financial Officer

Date: June 4, 2026